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                                                               Exhibit (g)(4)(c)

(STATE STREET LOGO)
FOR EVERYTHING YOU INVEST IN(SM)

                                    AMENDMENT

                    To Transfer Agency and Service Agreement
                                     Between
                              Members Mutual Funds
                                       And
                       State Street Bank and Trust Company

This Amendment is made as of this 1st day of October 2003 between Members Mutual Funds (the "Fund") and State Street Bank and Trust Company (the "Transfer Agent"). In accordance with Section 3.1 (Fees and Expenses) and 16.1 (Amendment) of the Transfer Agency and Service Agreement between the Fund and the Transfer Agent dated November 20, 2000 (the "Agreement") the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Fees and Expenses. Schedule 3.1 dated November 20, 2000 attached to the Agreement is replaced and superseded with Schedule 3.1 dated Fee Schedule ("Schedule 3.1") attached hereto and dated October 1, 2003-September 30, 2008;

2. All defined terms and definitions in the Agreement shall be the same in this amendment (the "First Amendment") except as specifically revised by this First Amendment; and

3. Except as specifically set forth in this First Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

MEMBERS MUTUAL FUNDS                    STATE STREET BANK AND TRUST COMPANY.


By: /s/ Mary Hoffmann                   By: /s/ David M. Paldino
    ---------------------------------       ------------------------------------
Name: Mary Hoffmann                     Name: David M. Paldino
Title: AVP, Treasurer                   Title: Vice President

                           Insurance Services Division